UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 21, 2016

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08              Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report is incorporated by reference into this Item 5.08.

Item 8.01              Other Events

On October 21, 2016, the board of directors of Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) established December 16, 2016 as the date of our 2016 Annual Meeting of Stockholders.  The board also set October 24, 2016 as the record date for stockholders entitled to notice of and to vote at the 2016 Annual Meeting and approved the following proposals for submission to our stockholders at the 2016 Annual Meeting:

1.             To re-elect the five incumbent directors to hold office until the 2017 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.             To ratify the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3.             To approve by non-binding, advisory vote of the stockholders the compensation paid to our named executive officer as disclosed on the proxy statement relating to the 2016 Annual Meeting, including the compensation discussion and analysis, compensation tables and narrative discussion.

In accordance with the rules of the Securities and Exchange Commission, or SEC, and our Bylaws, as amended, notice by a stockholder of any qualified stockholder proposal or qualified stockholder nominations must be received by the Company at its principal executive offices at 21250 Hawthorne Boulevard, Torrance, California 90503, and directed to the attention of the Corporate Secretary by November 3, 2016, which is the tenth day following the filing date of this Current Report.  Such stockholder proposals or nominations must conform to the rules and regulations promulgated by the SEC and to our Bylaws, as amended.  Any such notice received after November 3, 2016 will be considered untimely and not properly brought before the 2016 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2016	EMMAUS LIFE SCIENCES, INC.

	By:	/s/ YUTAKA NIIHARA
	Name:	Yutaka Niihara, M.D., M.P.H.
	Title:	Chief Executive Officer